UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

PROVIDENT FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Ohio	1-8019	31-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	1-800-851-9521 or 513-345-7102

Item 5 – Other Events and Regulation FD Disclosure.

        On February 17, 2004 Provident Financial Group, Inc. announced that it had entered into an Agreement and Plan of Merger with National City Corporation pursuant to which each outstanding share of Provident’s common stock will be converted into 1.135 shares of National City common stock.

        American Financial Group, Inc. beneficially owns 6,129,475 voting shares of Provident common stock which represents approximately 12.4% of the common stock of Provident entitled to vote at Provident’s May 20, 2004 Special Shareholders Meeting. American Financial Group sought a waiver of certain voting restrictions applicable to its Provident holdings in connection with the proposed merger. By letter dated April 6, 2004, American Financial Group has been advised that the Board of Governors of the Federal Reserve System has waived such voting restrictions. The Federal Reserve Board’s waiver of such voting restrictions means that American Financial Group is now entitled to vote all of its shares at the Special Meeting.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL GROUP, INC. By: /s/Christopher J. Carey —————————————— Christopher J. Carey, Executive Vice President and Chief Financial Officer

April 7, 2004